                                                                    EXHIBIT 3.31
                          CERTIFICATE OF INCORPORATION
                                       OF
                      NALCO INDUSTRIAL OUTSOURCING COMPANY

1.       The name of the corporation is Nalco Industrial Outsourcing Company.

2.       The address of its registered office in the State of Delaware is
         Corporation Trust Center, 1209 Orange Street, in the City of
         Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.       The nature of the business or purposes to be conducted or promoted is:

               To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.       The total number of shares of stock which the corporation shall have authority to issue is:

               1,000 shares of common stock, par value $.01

5.       The name and mailing address of each incorporator is as follows:

         NAME                            ADDRESS

         S. J. Gioimo                    One Nalco Center, Naperville, IL 60563

         The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

         NAME                            ADDRESS

         W. E. Parry                     One Nalco Center, Naperville, IL 60563
         R. Pascal                       One Nalco Center, Naperville, IL 60563

6.       The corporation is to have perpetual existence.

7.       In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

               To make, alter or repeal the by-laws of the corporation.

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the
State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 16th day of December, 1999.

                                             /s/ S. J. Gioimo
                                             ----------------
                                             S. J. Gioimo
                                             One Nalco Center, Naperville, IL
                                             60563